SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 12, 2010
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

P.O. Box 1910 – Level 7 Anzac House, 181 Willis Street
Wellington, New Zealand 6140
(Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 – Entry into a Material Definitive Agreement

And

SECTION 2 – FINANCIAL INFORMATION
Item 2.01 – Completion of Acquisition or Disposal of Assets

On October 12, 2010 Guinness Exploration Inc. (the “Company”) signed an agreement (the “Nantawa Modification Agreement”) with Eagle Trail Properties Inc. (“ETPI”) in which the Company received full vesting of a 49% interest in 175 full or fractional mineral claims/leases located in the Mount Nansen area of the Whitehorse Mining District of the Yukon Territory, Canada (the “Mineral Claims”). The other 51% interest in the Mineral Claims was retained by ETPI. The Mineral Claims had been part of a purchase agreement (the “Nantawa Agreement”) signed between the Company and ETPI on November 19, 2009 and amended February 4, 2010, under which the Company acquired the right to purchase the Mineral Claims and an additional set of 47 mineral claims/leases (the “Tawa Claims”) from ETPI for total consideration of US$1,005,668 (comprised of: US$943,868 cash, plus 60,000,000 restricted common shares of Guinness valued at US$0.00103 per share for a total share value of $61,800).

Cash payments under the Nantawa Agreement had been scheduled to be made in two equal installments of US$471,934, the first due by May 30, 2010 and the second due by November 30, 2010. The Company met its first payment, but projected it would not have the resources to fulfill the second payment by November 30, 2010 and the Board determined it was in the best interests of the Company to negotiate revised purchase terms from ETPI for the Mineral Claims.

To provide consideration to ETPI, the Company agreed to waive its rights under the Nantawa Agreement to the Tawa Claims, which had lapsed while in trust with ETPI.

In sum, the Nantawa Modification Agreement has resolved the Tawa Claims matter between the parties and has provided the Company an immediate vesting of a 49% interest in the Mineral Claims without the requirement to make further payments to ETPI.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 12, 2010, Mr. Nigel Mattison has been appointed to the position of Secretary and Treasurer of the Company.  Mr. Mattison is also a director of the Company.

Effective October 12, 2010, Mr. John Hiner resigned his positions as Chief Geologist, Vice President, and Secretary and Treasurer of the Company. In regards to Mr. Hiner’s resignation, there was no disagreement with the Company relating to its operations, policies or practices. A copy of this report has been sent to Mr. Hiner by the Company and Mr. Hiner has not provided, and has indicated to the Company that he does not plan to provide, any correspondence regarding this filing to the Company in respect of his resignation from these positions.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President & Chief Executive Officer
Dated:  October 12, 2010